Exhibit 99.1

FOR IMMEDIATE RELEASE	TSX: CTI & OTCBB: CHKT

INTERNATIONALLY RECOGNIZED STEM CELL RESEARCHER JOINS CHEMOKINE’S SCIENTIFIC AND CLINICAL ADVISORY BOARDS

Vancouver, BC (August 24, 2005) – Chemokine Therapeutics Corp. (the Company) (OTCBB: CHKT; TSX: CTI), a biotechnology company developing peptide-based therapies to treat cancer, blood disorders, cardiovascular, and infectious diseases, today announced that Dr. Shahin Rafii, a world-renowned stem cell researcher from Cornell University Medical College, New York, has joined the Company’s Scientific and Clinical Advisory boards. Comprised of leading oncologists and scientists, Chemokine’s advisory boards play an important role in guiding and participating in Chemokine’s research and clinical development programs.

“Dr. Rafii’s contributions to the scientific community in the understanding of stem cell biology should undoubtedly help Chemokine Therapeutics attain a leadership position in drug development," said Dr. Hassan Salari, President and CEO of Chemokine Therapeutics Corp. "For example, Dr. Rafii’s strategies to target cancer and tumor stem cells to destroy their blood supply are immensely valuable to our development programs.  We have already identified several opportunities for collaboration to explore the interaction of our drug candidates with stem cells and their therapeutic potential in cancer, angiogenesis and immune recovery.”

About Shahin Rafii

Dr. Rafii is the Arthur B. Belfer Professor of Genetic Medicine at Weill-Cornell Medical College. Dr. Rafii, who is a board certified Hematologist-Oncologist, is engaged in patient care, and basic and translational research. He has expertise in basic tumor biology as well as vascular and stem cell biology. He was recently appointed to spearhead the Ansary Stem Cell Center for Regenerative Medicine at Weill-Cornell. Dr. Rafii was recently elected to Howard Hughes Medical Institute.

Dr. Rafii graduated from Cornell University in 1982, with a degree of Cum Laude in Chemistry and was awarded Phi Beta Kappa. He received his MD degree from Albert Einstein College of Medicine with Honors and was elected to AOA society in 1986. Subsequently, in 1989, he completed his internship and residency in Internal Medicine followed by a fellowship in Hematology-Oncology at Weill-Cornell in 1992. By 1996, he completed his post-doctoral training in vascular and hematopoietic stem cell biology under supervision of Dr. Ralph Nachman at Weill-Cornell. He became a full professor in Genetic Medicine in 2002, at which time he was appointed to be the co-director of the Ansary Stem Cell Research Center in New York.

About Chemokine Therapeutics Corp. (TSX: CTI; OTCBB: CHKT)

Chemokine Therapeutics is a product-focused biotechnology company developing drugs that harness the therapeutic potential of stem cells through chemokine pathways. Chemokines are a class of cytokines, proteins which signal biological responses from stem cells that play a critical role in the growth, differentiation and maturation of cells necessary for fighting infection, as well as tissue repair and regeneration.  Stem cells are the master primitive cells that give rise to all of the cells and organs in the body. Chemokines are one of the major mediators of stem cell activity including stem cell growth, differentiation and maturation. Chemokine Therapeutics is a leader in research in this field. The Company has five products with two lead product candidates in clinical trials; CTCE-0214, for enhancing the immune system, and CTCE-9908, to prevent the spread of cancer and its continued growth. For more information, please visit its website at www.chemokine.net.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:

Corporate Contact: Frederica Bell Director, Investor Relations Chemokine Therapeutics Corp. (604)827-3131 fbell@chemokine.net	Edward Lewis Public Relations CEO Cast, Inc (212) 732-4300 elewis@ceocast.com